EXHIBIT 99.2

GSAA 04-07 Preliminary RA Feedback


-------------------------------------------- ------------------------------------------- -------------------------------------------
Fitch                                        Moody's                                     S&P

Fitch      Target C.E.      Size                       Target C.E.      Size                       Target C.E.      Size
AAA              5.50%     95.25%            Aaa             5.25%     95.50%            AAA             5.85%     95.25%
AA               3.00%      2.50%            AA2             3.50%      1.75%            AA              3.35%      2.50%
A                1.50%      1.50%            A2              2.15%      1.35%            A               1.85%      1.50%
BBB              0.75%      0.75%            Baa2            1.00%      1.15%            BBB             1.10%      0.75%
                                             Ba2             0.75%      0.25%

            Initial OC      0.00%                       Initial OC      0.00%                       Initial OC      0.00%
            Target          0.75%                       Target          0.75%                       Target          1.10%
-------------------------------------------- ------------------------------------------- -------------------------------------------